UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	May 12, 2014
Date of earliest event reported:	May 8, 2014

FULTON FINANCIAL
CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania		17604
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: 717-291-2411
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.
Fulton Financial Corporation (“Fulton”) held its 2014 Annual Meeting of Shareholders (“Annual Meeting”) on Thursday, May 8, 2014 at 10:00 a.m. Eastern Time. At the Annual Meeting, shareholders voted on the four matters described in the Proxy Statement dated March 26, 2014, which consisted of: (i) the election of ten (10) director nominees to serve for one-year terms; (ii) a non-binding say-on-pay resolution to approve the compensation of the named executive officers; (iii) a proposal to approve Fulton’s Amended and Restated Employee Stock Purchase Plan; and (iv) the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2014.
All matters voted upon at the Annual Meeting were approved by shareholders, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.
Proposal 1 - The election of ten (10) director nominees to serve for one-year terms.

Number of Votes Cast

Nominee	For	Against	Abstain	Broker Non-Vote
John M. Bond, Jr.	129,349,229	1,236,179	619,115	25,837,689
Craig A. Dally	128,310,355	2,314,773	579,395	25,837,689
Denise L. Devine	128,921,370	1,595,862	687,291	25,837,689
Patrick J. Freer	128,264,018	2,366,688	573,817	25,837,689
George W. Hodges	128,388,201	2,219,900	596,422	25,837,689
Albert Morrison III	129,391,897	1,223,351	589,275	25,837,689
R. Scott Smith, Jr.	128,008,180	2,549,803	646,540	25,837,689
Gary A. Stewart	128,188,821	2,377,297	638,405	25,837,689
Ernest J. Waters	129,210,199	1,380,869	613,455	25,837,689
E. Philip Wenger	126,460,351	4,088,155	656,017	25,837,689

Proposal 2 - A non-binding say-on-pay resolution to approve the compensation of the named executive officers.

Number of Votes Cast
For	Against	Abstain	Broker Non-Vote
123,265,268	4,478,276	3,460,979	25,837,689

Proposal 3 - Proposal to approve Fulton’s Amended and Restated Employee Stock Purchase Plan.

Number of Votes Cast
For	Against	Abstain	Broker Non-Vote
123,932,030	3,179,860	4,092,633	25,837,689

Proposal 4 - The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2014.

Number of Votes Cast
For	Against	Abstain	Broker Non-Vote
152,785,238	2,180,246	2,076,728	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2014	FULTON FINANCIAL CORPORATION
By: /s/ Daniel R. Stolzer
Daniel R. Stolzer
Executive Vice President,
General Counsel and Secretary